Exhibit 99.1

Liquidia Corporation Announces Chief Executive Officer Transition

MORRISVILLE, N.C., January 3, 2022 - Liquidia Corporation (NASDAQ: LQDA) today announced Dr. Roger Jeffs has been appointed as Chief Executive Officer (CEO) effective January 3, 2022 and will continue as a director on the board. He succeeds Damian deGoa who will remain a director of the Company and will provide transition support through January 31, 2022.

“Roger is a talented leader with incredible knowledge and experience in drug development and commercializing rare disease drugs with an outstanding track record specifically in pulmonary hypertension” said Dr. Stephen Bloch, Chairman of the Company’s Board of Directors. “Roger’s guidance and leadership will help optimize YUTREPIA™ (treprostinil) inhalation powder upon approval and build our future pipeline.”

“We are very appreciative of Damian’s contribution to Liquidia as our Chief Executive Officer,” said Paul Manning, a member of the Company’s Board of Directors. “Damian led a significant turnaround at the organization that has us well-positioned financially and strategically. We welcome his continued insights as our colleague on the board of directors and wish him well in his new endeavor.”

Dr. Jeffs retired as President & co-CEO from United Therapeutics Corporation in 2016 after an 18-year tenure. Dr. Jeffs previously held positions at Amgen, Inc. and Burroughs Wellcome Co where he held roles in clinical development. Dr. Jeffs holds an undergraduate degree in chemistry from Duke University and a Ph.D. in pharmacology from the University of North Carolina School of Medicine.

Dr. Jeffs is the Vice-Chairman and co-founder of Kryia Therapeutics, and currently. serves on the Board of Axsome Therapeutics (AXSM) in addition to Liquidia (LQDA); Dr. Jeffs previously served on the Board of Directors of United Therapeutics from 2001-2016, Dova Pharmaceuticals (DOVA) from 2017-2019, Sangamo Therapeutics from 2017-2019, Axovant Gene Therapies (AXGT) from 2017-2019, and Albireo Pharma (ALBO) from 2017-2021.

“I am excited to join Liquidia at this critical inflection point. With YUTREPIA launch in sight, we have an opportunity to scale our existing commercial capabilities for this potentially best-in-class inhaled prostacyclin therapy, and rapidly drive towards profitability. I am also very excited to leverage my own development background to accelerate our next gen formulations that could further improve the product profile,” said Roger Jeffs.

About YUTREPIA™(treprostinil) inhalation powder

YUTREPIA is an investigational, inhaled dry powder formulation of treprostinil delivered through a proven, convenient, palm-sized device. On November 5, 2021, the FDA issued a tentative approval for YUTREPIA, which is indicated for the treatment of pulmonary arterial hypertension (PAH) to improve exercise ability in adult patients with New York Heart Association (NYHA) Functional Class II-III symptoms. YUTREPIA was designed using Liquidia’s PRINT® Technology, which enables the development of drug particles that are precise and uniform in size, shape, and composition, and that are engineered for optimal deposition in the lung following oral inhalation. Liquidia has completed INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, an open-label, multi-center phase 3 clinical study of YUTREPIA in patients diagnosed with PAH who are naïve to inhaled treprostinil or who are transitioning from Tyvaso (nebulized treprostinil). YUTREPIA was previously referred to as LIQ861 in investigational studies.

About Liquidia Corporation
Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. and Liquidia PAH, LLC. Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH). Liquidia PAH provides the commercialization for rare disease pharmaceutical products, such as generic Treprostinil Injection. For more information, please visit www.liquidia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding future results of operations and financial position, strategic and financial initiatives, business strategy and plans and objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related submission contents and timelines, including the potential for final FDA approval of the NDA for YUTREPIA, the timeline or outcome related to Liquidia’s patent litigation pending in the U.S. District Court for the District of Delaware or its inter partes review with the PTAB or any related appeals, the issuance of patents by the USPTO and Liquidia’s ability to execute on its strategic or financial initiatives, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. Liquidia has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in Liquidia’s filings with the SEC, including the impact of the coronavirus (COVID-19) outbreak on the company and its financial condition and results of operations, as well as a number of uncertainties and assumptions. Moreover, Liquidia operates in a very competitive and rapidly changing environment and its industry has inherent risks. New risks emerge from time to time. It is not possible for Liquidia’s management to predict all risks, nor can Liquidia assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Liquidia may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and Liquidia undertakes no duty to update its goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media & Investors:
Jason Adair
Vice President, Corporate Development and Strategy
919.328.4400
jason.adair@liquidia.com